EXHIBIT 21
     HOWELL CORPORATION
     Parent and Subsidiaries

     December 31, 1994

     The following is a list of all significant operating subsidiaries of the Company on December 31, 1994. Each of the subsidiaries is included in the Company's Consolidated Financial Statements.

                                                            Percentage of
                                                            Voting Securities
                                           Jurisdiction of       Held by
                                           Incorporation    Immediate Parent

Howell Corporation                           Delaware             <F1>
     Howell Crude Oil Company                Delaware             100%
     Howell Gas Management Company           Delaware             100%
     Howell Hydrocarbons & Chemicals, Inc.   Delaware             100%
     Howell Petroleum Corporation            Delaware             100%
     Howell Power Systems, Inc.              Delaware             100%
     Howell Transportation Services, Inc.    Delaware             100%
__________________________

<F1>
Paul N. Howell may be considered a "parent" of the Company. On December 31, 1994, Mr. Howell is deemed to own "beneficially", as that term is defined in Rule 13(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, 24% of the voting securities of the Company.